EXHIBIT 99.1

The Joint Corp. Appoints Sanjiv Razdan President and Chief Executive Officer

-Seasoned Franchise Executive to also Join the Company’s Board of Directors-

SCOTTSDALE, Ariz., Oct. 14, 2024 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ: JYNT) (“The Joint or “the Company”), the nation’s largest franchisor of chiropractic care through The Joint Chiropractic® network, welcomes Sanjiv Razdan as its President and Chief Executive Officer effective today. Razdan will also serve as a member of the company’s Board of Directors and, as CEO, will report to the Board. The company also announces the resignation of Peter D. Holt from his positions as President, CEO, and director of the Company.

“Sanjiv is a globally experienced consumer services and franchise business leader,” said Matthew Rubel, the company’s lead director. “His strength is in building brands, being a culture champion and driving innovation for sustainable growth. Sanjiv has a proven track record of leading high performing teams to accelerate growth and performance. He has also enabled new concept development and crafted digitally integrated, consumer-focused and operationally effective retail capabilities.”

Razdan’s experiences, both domestically and internationally, have been with highly successful and inventive franchise organizations, such as YUM! Brands, Dine Brands, The Coffee Bean and Tea Leaf and Sweetgreen.

“I am honored to lead The Joint Corp. and excited to work with the talented associates, our committed franchisees and the Board to shape the next phase of the company’s growth,” said Razdan. “By consistently delivering on our mission to improve quality of life through routine and affordable chiropractic care, The Joint is already a global leader in the industry. I am committed to executing exceptional patient experiences and working with our franchisees to unlock the full potential of our highly differentiated market position.”

Rubel added, “We appreciate everything that Peter has done for the company during his tenure and wish him well in his future endeavors.”

About Sanjiv Razdan

Razdan grew up in Mumbai, India and earned his Bachelor of Science degree in Physics and Computer Science from St. Xavier’s College. He also completed a post-graduate program in Hotel Administration with ITC Hotels and holds a certificate from Cornell University in QSR Management.

About The Joint Corp. (NASDAQ: JYNT)

The Joint Corp. (NASDAQ: JYNT) revolutionized access to chiropractic care when it introduced its retail healthcare business model in 2010. Today, it is the nation's largest operator, manager and franchisor of chiropractic clinics through The Joint Chiropractic network. The company is making quality care convenient and affordable, while eliminating the need for insurance, for millions of patients seeking pain relief and ongoing wellness. With more than 950 locations nationwide and over 13 million patient visits annually, The Joint Chiropractic is a key leader in the chiropractic industry. Consistently named to Franchise Times “Top 500+ Franchises” and Entrepreneur’s “Franchise 500” lists and recognized by FRANdata with the TopFUND award, as well as Franchise Business Review’s “Top Franchise for 2023,” “Most Profitable Franchises” and “Top Franchises for Veterans” ranking, The Joint Chiropractic is an innovative force, where healthcare meets retail.

For more information, visit www.thejoint.com. To learn about franchise opportunities, visit www.thejointfranchise.com

The Joint Company Structure

The Joint Corp. is a franchisor and an operator of clinics in Arkansas, California, Colorado, District of Columbia, Florida, Illinois, Kansas, Kentucky, Maryland, Michigan, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Rhode Island, South Dakota, Tennessee, Washington, West Virginia and Wyoming, The Joint Corp. and its franchisees provide management services to affiliated professional chiropractic practices.

Media Contact: Margie Wojciechowski, The Joint Corp., margie.wojciechowski@thejoint.com

Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/62cabdcd-bc2c-433e-a4a6-ee2792adc9f1